Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.000000001 par value per share, of Ruhnn Holding Limited, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 14, 2020.

Beijing Junqi Jiarui Enterprise Management Co., Ltd.

By:	/s/ Linan Zhu
Name:	Linan Zhu
Title:	Authorized Signatory

Beijing Juncheng Hezhong Investment Management Partnership (Limited Partnership)

By:	/s/ Hao Chen
Name:	Hao Chen
Title:	Authorized Signatory

Junlian Capital Management Co., Ltd.

By:	/s/ Linan Zhu
Name:	Linan Zhu
Title:	Authorized Signatory

Junlian Capital (Shenzhen) Management Co., Ltd.

By:	/s/ Hao Chen
Name:	Hao Chen
Title:	Authorized Signatory

[Signature page to Joint Filing Agreement]

Beijing Junlian Tongdao Investment Management Partnership (Limited Partnership)

By:	/s/ Hao Chen
Name:	Hao Chen
Title:	Authorized Signatory

Shanghai Legend Capital Shudai Enterprise Management Consulting Partnership Enterprise (Limited Partnership)

By:	/s/ Zhenxing Shao
Name:	Zhenxing Shao
Title:	Authorized Signatory

[Signature page to Joint Filing Agreement]